Exhibit 1.1
AVERY DENNISON CORPORATION
REMARKETING AGREEMENT
     REMARKETING AGREEMENT, dated as of September 27, 2010 (the “Agreement”) by and between Avery Dennison Corporation, a Delaware corporation (the “Company”), and J.P. Morgan Securities LLC (the “Remarketing Agent”), and acknowledged by The Bank of New York Mellon Trust Company, N.A., not individually but solely as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the Holders of Purchase Contracts (as defined in the Purchase Contract and Pledge Agreement (as defined herein)).
     WHEREAS, the Company issued 8,800,000 of its Corporate HiMEDS Units having an initial aggregate stated amount of $440,000,000 (the “Corporate HiMEDS Units”) under the Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”), dated as of November 20, 2007, by and among the Company, the Purchase Contract Agent, and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (the “Collateral Agent”), Custodial Agent (the “Custodial Agent”) and Securities Intermediary;
     WHEREAS, on March 10, 2009, the Company issued common stock and cash consideration to participating Holders in exchange for 6,612,978 of its outstanding Corporate HiMEDS Units, and as a result of such exchange, 2,187,022 Corporate HiMEDS Units having an initial aggregate stated amount of $109,351,100 remain outstanding as of the date hereof;
     WHEREAS, the 5.350% Senior Notes due 2020 forming a part of such outstanding Corporate HiMEDS Units (the “Senior Notes”) have been pledged pursuant to the Purchase Contract and Pledge Agreement to the Collateral Agent to secure the obligations of Holders of Corporate HiMEDS Units under the related Purchase Contracts on the Purchase Contract Settlement Date; and
     WHEREAS, the Remarketing Agent will attempt on November 1, 2010 (the “Remarketing Date”) to remarket all of (i) the Senior Notes of Holders of Corporate HiMEDS Units and (ii) the Separate Senior Notes of Holders who elect to participate in the Remarketing, pursuant respectively to the procedures set forth in Section 5.02 of the Purchase Contract and Pledge Agreement and Sections 5.01 and 5.02 of the First Supplemental Indenture, dated as of November 20, 2007 (the “Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Indenture, dated as of November 20, 2007 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between the Company and the Trustee (each of which Sections is incorporated herein by reference); and
     WHEREAS, in the event the Remarketing on the Remarketing Date is unsuccessful, the Remarketing Agent will remarket the Senior Notes to be included in the Remarketing on November 2, 2010, and, if necessary, will attempt to remarket such Senior Notes on November 3, 2010 and, if necessary, will attempt to remarket such Senior Notes on November 4, 2010, and, if necessary, will attempt to remarket such Senior Notes on November 5, 2010 and, if necessary, will attempt to remarket such Senior Notes on November 8, 2010 and, if necessary, will attempt to remarket such Senior Notes on November 9, 2010 (the “Remarketing Period”) (any such date after the Remarketing Date on which a subsequent Remarketing is attempted, a “Subsequent Remarketing Date”); provided, however, that in the event that any such date falls on a date following the third scheduled Trading Day immediately preceding the Purchase Contract Settlement Date, such date shall not be a Subsequent Remarketing Date; and
     WHEREAS, in the event of a successful Remarketing on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, the applicable interest rate on the Remarketed Senior Notes (as defined below) included in such successful Remarketing will be reset on the Purchase Contract Settlement Date to the fixed interest rate determined by the Remarketing Agent in good faith that will result in a price per Remarketed Senior Note equal 100.25% of the Remarketing Value of such Remarketed Senior Notes, as of such Remarketing Date or Subsequent Remarketing Date (the “Reset Rate”); provided that the Reset Rate shall be limited to the maximum rate permitted by applicable law; and
     WHEREAS, in the event that there is not a successful Remarketing on the Remarketing Date or any Subsequent Remarketing Date, the applicable interest rate on the Senior Notes will remain unchanged; and
     WHEREAS, the Company has requested J.P. Morgan Securities LLC to act as the Remarketing Agent, and as such to perform the services described herein; and
     WHEREAS, J.P. Morgan Securities LLC is willing to act as the Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;
     NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:
Section 1. Definitions.
     (a) Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract and Pledge Agreement or, if not therein defined, the Supplemental Indenture.
     (b) As used in this Agreement, the following terms have the following meanings:
     “Commission” means the Securities and Exchange Commission.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
     “Issuer Free Writing Prospectus” shall have the meaning set forth in Section 3(c).
     “Material Adverse Affect” shall have the meaning set forth in Section 3(i).
     “Preliminary Prospectus” means any preliminary prospectus relating to the Remarketed Senior Notes included in the Registration Statement (including any preliminary prospectus supplement), including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.
     “Prospectus” means the prospectus relating to the Remarketed Senior Notes (including any prospectus supplement), in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.
     “Registration Statement” means a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) filed and prepared by the Company covering, inter alia, the Remarketing of the Remarketed Senior Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.
     “Remarketed Senior Notes” means the Pledged Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Collateral Agent and the Custodial Agent, respectively, on or prior to 6:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, and shall include:
     (a) the Senior Notes of the Holders of Corporate HiMEDS Units who have not notified the Purchase Contract Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment on or prior to 4:00 p.m., New York City time, on the second Business Day prior to the Remarketing Date pursuant to the terms of the Purchase Contract and Pledge Agreement, and
     (b) the Separate Senior Notes of the holders of Separate Senior Notes, if any, who have elected to have their Separate Senior Notes be remarketed in such Remarketing pursuant to the terms of the Supplemental Indenture.
     “Remarketing” means the remarketing of the Remarketed Senior Notes pursuant to this Remarketing Agreement.

     “Remarketing Agent” means J.P. Morgan Securities LLC appointed as the Remarketing Agent by the Company pursuant to Section 2(a) hereof.
     “Remarketing Materials” means the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus, and the Prospectus furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.
     “Remarketing Value” means, with respect to any Senior Note, the principal amount of such Senior Note.
     “Securities Act” the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
     “Time of Sale” means, the time when sales of the Remarketed Senior Notes are first made by the Remarketing Agent as contemplated herein.
     “Time of Sale Information” means, at or prior to the Time of Sale, a Preliminary Prospectus, and each Issuer Free Writing Prospectus issued by the Company with the prior consent of the Remarketing Agent as contemplated herein.
     “Transaction Documents” means, collectively, this Agreement, the Purchase Contract and Pledge Agreement, the Indenture, the Supplemental Indenture, the Senior Notes, and the Remarketed Senior Notes, in each case as amended or supplemented from time to time.
Section 2. Appointment and Obligations of Remarketing Agent.
     (a) The Company hereby appoints J.P. Morgan Securities LLC and J.P. Morgan Securities LLC hereby accepts such appointment:
     (i) as the Remarketing Agent to determine, in consultation with the Company, in the manner provided for herein, in the Purchase Contract and Pledge Agreement and in the Senior Notes, the Reset Rate that, in the opinion of the Remarketing Agent, will, when applied to the Remarketed Senior Notes, enable the price per Remarketed Senior Notes to equal 100.25% of the Remarketing Value of such Remarketed Senior Notes as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be; and
     (ii) as the exclusive Remarketing Agent (subject to the right of such Remarketing Agent to appoint additional remarketing agents hereunder as described below) to remarket the Remarketed Senior Notes to be included in the Remarketing on the Remarketing Date, and, if necessary, on any Subsequent Remarketing Date.
          The Remarketing Agent shall have the right, on 15 Business Days’ notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company; provided that any such appointment shall not increase the Remarketing Fee (as defined in Section 4 hereof). Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such additional remarketing agent.
     (b) Subject to the terms and conditions set forth herein and in the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its reasonable best efforts to:
     (i) remarket on the Remarketing Date the Remarketed Senior Notes at the Reset Rate;
     (ii) in the event the Remarketing Agent cannot establish such a Reset Rate on the Remarketing Date, attempt to remarket such Senior Notes on each Subsequent Remarketing Date during the Remarketing Period, as necessary, in each case at the Reset Rate; and
     (iii) in the event of a Last Failed Remarketing, within three Business Days of the date of the Last Failed Remarketing return the Pledged Senior Notes, if any, included in such Last Failed Remarketing to the Collateral Agent to be held by the Collateral Agent in accordance with Sections 5.02(c)(ii) and 11.01 of the Purchase Contract and Pledge Agreement (which Section is incorporated herein by reference) and return any Separate Senior Notes included in the Remarketing to the Custodial Agent in accordance with Section 5.02(c)(ii) of the Purchase Contract and Pledge Agreement and Section 5.02(b) of the Supplemental Indenture (which Sections are incorporated herein by reference), and promptly advise the Trustee of such event, with such notice to be given not later than two Business Days prior to the Purchase Contract Settlement Date.
          After deducting the fee specified in Section 4 below, the proceeds of any such successful Remarketing shall be delivered to the Purchase Contract Agent or the Custodial Agent, as applicable, in accordance with Sections 5.02(c)(i) of the Purchase Contract and Pledge Agreement (which Section is incorporated herein by reference). The right of each Holder of Corporate HiMEDS Units or Separate Senior Notes to have Senior Notes included in any Remarketing shall be subject to the conditions that:
     (i) the Remarketing Agent conducts a Remarketing on such date pursuant to the terms of this Agreement;
     (ii) the Remarketing Agent is able to find a purchaser or purchasers for the Remarketed Senior Notes at the Reset Rate; and
     (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.
     (c) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Senior Notes, whether in a Remarketing held on the Remarketing Date or on any Subsequent Remarketing Date or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Senior Notes for Remarketing or to otherwise expend or risk its own funds or incur or be exposed to financial liability in the performance of its duties under this Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Senior Notes. The

Company shall not be obligated in any case to provide funds to make payment upon delivery of Senior Notes for Remarketing.
     (d) The Company acknowledges and agrees that the Remarketing Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Remarketing of the Senior Notes contemplated hereby (including in connection with determining the terms of the Remarketing) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Remarketing Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Remarketing Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Remarketing Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Remarketing Agent and shall not be on behalf of the Company.
     (e) The Remarketing Agent shall also, if required by the Securities Act or the rules and regulations promulgated thereunder, deliver to each purchaser a Prospectus in connection with the Remarketing.
     (f) If, by 4:30 p.m., New York City time, on the Remarketing Date or any Subsequent Remarketing Date, the Remarketing Agent is unable to remarket all Remarketed Senior Notes included in the Remarketing, a failed Remarketing (the “Failed Remarketing”) shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary and the Company.
     (g) The Remarketing Agent shall advise, by telephone, the Company of the Reset Rate determined in a Successful Remarketing (as defined in Section 4 hereof) as soon as practicable after such determination.
     (h) By approximately 4:30 p.m., New York City time, on the Trading Day following a Successful Remarketing, the Remarketing Agent shall advise, by telephone:
     (i) the Depositary of the Reset Rate determined in the Remarketing and the aggregate principal amount of Remarketed Senior Notes sold in the Remarketing;
     (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the aggregate principal amount of Remarketed Senior Notes such purchaser is to purchase; and
     (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Settlement Date in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.
Section 3. Representations and Warranties of the Company.
     The Company represents and warrants to the Remarketing Agent (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the

“Commencement Date”), (ii) on and as of the Remarketing Date or any Subsequent Remarketing Date and (iii) on and as of the settlement date relating to such Remarketing Date or Subsequent Remarketing Date (the “Settlement Date”), that:
     (a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent or the Holders of the Remarketed Senior Notes furnished to the Company in writing by the Remarketing Agent expressly for use in any Preliminary Prospectus.
     (b) The Time of Sale Information, at the Time of Sale did not, and at the Settlement Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent or the Holders of the Remarketed Senior Notes furnished to the Company in writing by the Remarketing Agent expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) The Company (including its agents and representatives, other than the Remarketing Agent in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Senior Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, and (iv) any electronic road show or other written communications, in each case approved in writing in advance by the Remarketing Agent. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Settlement Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Remarketing Agent or Holders of the Remarketed Senior Notes furnished to the Company in writing by the Remarketing Agent expressly for use in any Issuer Free Writing Prospectus.
     (d) The Registration Statement, if any, in the form heretofore delivered or to be delivered to the Remarketing Agent, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
     (e) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (f) The Registration Statement, if any, conforms (and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder, and the Registration Statement and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, applicable Remarketing Date or Subsequent Remarketing Date and Settlement Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement or the Remarketing Materials, or as to information relating to the Remarketing Agent or the Holders of the Remarketed Senior Notes contained in or omitted from the Registration Statement or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use therein.
     (g) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.
     (h) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than upon exercise of outstanding options and stock appreciation rights) or long-term debt (except in the ordinary course of business and not in excess of $10 million) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the dividend payment declared in January 2010 and made in March 2010), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (i) The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, be reasonably expected have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Indenture or the Senior Notes (a “Material Adverse Effect”). The subsidiaries listed in Schedule 1 to this Agreement are the only significant subsidiaries of the Company.
     (j) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

     (k) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); the Indenture has been duly qualified under the Trust Indenture Act; and the Supplemental Indenture has been duly authorized by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.
     (l) This Agreement has been duly authorized, executed and delivered by the Company.
     (m) The Senior Notes have been duly authorized by the Company and are duly and validly issued and outstanding and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and are entitled to the benefits of the Indenture.
     (n) The Remarketed Senior Notes will conform to the descriptions thereof contained in the Prospectus and in any other Remarketing Materials.
     (o) Each Transaction Document will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (p) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (q) The Remarketing of the Remarketed Senior Notes, the compliance by the Company with the terms of the Transaction Documents, and the execution, delivery and performance by the Company of this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.
     (r) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the Remarketing of the Remarketed Senior Notes or the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents, except for the registration of the Senior Notes under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the Remarketing.
     (s) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (t) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (u) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, in each case except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (v) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the

Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.
     (w) The Company is not and, after giving effect to the Remarketing as herein contemplated and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
     (x) (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
     (y) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

     (z) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.
     (aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (bb) The operations of the Company and its subsidiaries are and, at all times relevant to the Remarketing of the Remarketed Senior Notes, have been conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agencies or regulatory authorities having jurisdiction over the Company and its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (cc) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Remarketing of the Remarketed Senior Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (dd) The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Remarketed Senior Notes.
     (ee) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (ff) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (gg) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (hh) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the Remarketing of the Remarketed Senior Notes.
Section 4. Fees.
     In the event of a successful Remarketing in which the Remarketed Senior Notes are sold for a price per Remarketed Senior Note equal to 100.25% of the Remarketing Value of such Remarketed Senior Note (a “Successful Remarketing”), the Remarketing Agent shall retain for itself as a remarketing fee (the “Remarketing Fee”) from the proceeds of the Remarketing an amount not exceeding 25 basis points (0.25%) of the Remarketing Value of the Remarketed Senior Notes in accordance with Section 5.02(c) of the Purchase Contract and Pledge Agreement and Section 5.01 of the Supplemental Indenture.
Section 5. Covenants of the Company.
(a)	The Company covenants and agrees as follows:
1. If and to the extent the Remarketed Senior Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing,
i.	to prepare the Registration Statement and the Prospectus to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the Remarketing Date;

ii.	to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company, be required by the Securities Act or requested by the Commission;

iii.	to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

iv.	to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

v.	to furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (C) the Prospectus and any amended or supplemented Prospectus; (D) any Issuer Free Writing Prospectus; and (E) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a Prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

vi.	before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus, the Company will furnish to the Remarketing Agent a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Remarketing Agent reasonably objects;

vii.	as soon as practicable, but in any event not later than eighteen months, after the effective date of the Registration Statement, to make “generally available to its security holders” an “earnings statement” (which need not be audited) of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act). The terms “Generally Available to its Security Holders” and “Earnings Statement” shall have the meanings set forth in Rule 158 under the Securities Act; and

viii.	to take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
2. To pay: (1) the costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (3) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(1)(viii) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder; and (5) the reasonable fees and expenses of one counsel to the Remarketing Agent in connection with their duties hereunder.
3. To furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws.
(b)	The Remarketing Agent covenants and agrees as follows:
1. that it will not disseminate any written material for or in connection with the Remarketing other than the Remarketing Materials and agrees that it will not make any written statements in connection with the Remarketing, other than statements that are set forth in the Remarketing Materials unless authorized in advance by the Company;
2. that it will not distribute the Remarketing Materials if it has been notified by the Company in writing of (i) the occurrence of any event, or the discovery of any fact, that could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (ii) the issuance of any comment or stop order or the taking of any other action by the Commission or any other governmental or regulatory agency with respect to the Remarketing Materials, (iii) the occurrence of any event, or the discovery of any fact, that could reasonably be expected to cause the Company to amend or supplement the Remarketing Materials and (iv) the occurrence of any event, or the discovery of any fact, that would cause the Remarketing Materials to contain any untrue statement of a material fact or omit to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
3. that if, and for so long as the Senior Notes that are not Separate Senior Notes are in the possession of the Remarketing Agent prior to the settlement of the Purchase Contracts, (i) the Remarketing Agent will hold such Senior Notes for the sole benefit of the Company, (ii) such Senior Notes will continue to constitute Collateral (as defined in the Purchase Contract and Pledge Agreement) and (iii) the Company will retain all of the rights, privileges and benefits with respect thereto as described in the Purchase Contract and Pledge Agreement.
Section 6. Replacement and Resignation of Remarketing Agent.
     (a) The Company may replace J.P. Morgan Securities LLC as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time, on the fourteenth Business Day immediately preceding the Remarketing Date. Upon providing such notice, the Company shall use all reasonable best efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.
     (b) J.P. Morgan Securities LLC may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time, on the fourteenth Business Day immediately preceding the Remarketing Date. Upon receiving notice from the Remarketing Agent that it wishes to resign hereunder, the

Company shall use all reasonable best efforts to appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.
     (c) The Company shall give the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Trustee prompt written notice of any replacement of the Remarketing Agent pursuant to this section.
     (d) The Remarketing Agent shall give the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Trustee prompt written notice of its resignation pursuant to this section.
     (e) Notwithstanding the above, no such resignation nor any such removal shall become effective until the Company shall have appointed (with notice to the Purchase Contract Agent, the Custodial Agent, the Collateral Agent and the Trustee) at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with this Agreement in all material respects.
Section 7. Dealing in the Securities.
     The Remarketing Agent, when acting hereunder or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Senior Notes, Corporate HiMEDS Units, Treasury HiMEDS Units or any other securities of the Company; provided, however, that in buying, selling, holding, or dealing in any of the Senior Notes, Corporate HiMEDS Units, Treasury HiMEDS Units or any other securities of the Company, the Remarketing Agent may not violate any of its duties under this Agreement. With respect to any Senior Notes, Corporate HiMEDS Units, Treasury HiMEDS Units or any other securities of the Company owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.
     The Company or its affiliates may, to the extent permitted by law, purchase any Senior Notes that are remarketed by the Remarketing Agent.
Section 8. Conditions to the Remarketing Agent’s Obligations.
           The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:
     (a) The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.
     (b) (1) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange or the NASDAQ Global Select Market, (2) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock

Exchange or the NASDAQ Global Select Market, (3) a general moratorium on commercial banking activities in New York shall not have been declared by the relevant authorities and there shall not have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction, or (4) there shall not have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (4) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Senior Notes on the terms and in the manner contemplated in the Transaction Documents.
     (c) The representations and warranties of the Company contained herein shall be true and correct on and as of the Remarketing Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed all covenants and agreements contained herein or in the Purchase Contract and Pledge Agreement to be performed on their part at or prior to the Remarketing Date.
     (d) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of the Chief Executive Officer and the Treasurer satisfactory to the Remarketing Agent stating that:
     (1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; and
     (2) the representations and warranties of the Company in Section 3 of this Agreement are true and correct on and as of the Remarketing Date and the Company has performed all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Date.
     (e) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, from the independent registered certified public accounting firm that are then the auditors of the Company’s financial statements, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Remarketing Materials, if any.
     (f) Latham & Watkins LLP, counsel to the Company, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent.
     (g) Simpson Thacher & Bartlett LLP, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance satisfactory to the Remarketing Agent.
     (h) No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing of the Remarketed Senior Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (i) Subsequent to the Commencement Date and prior to the applicable Settlement Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the applicable Settlement Date, prevent the Remarketing of the Remarketed Senior Notes; and no injunction or order of any federal, state or foreign court having jurisdiction over the Company shall have been issued that would, as of the Closing Date, prevent the Remarketing of the Remarketed Senior Notes.
     (k) The Remarketing Agent shall have received on and as of the applicable Settlement Date satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Remarketing Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (l) The Remarketed Senior Notes shall be eligible for clearance and settlement through DTC.
     (m) On or prior to the applicable Settlement Date, the Company shall have furnished to the Remarketing Agent such further certificates and documents as the Remarketing Agent may reasonably request.
Section 9. Termination of Remarketing Agreement.
This Agreement shall automatically terminate:
          (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 6; and
          (ii) on the Purchase Contract Settlement Date.
     If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by it. Section 10, Section 11, Section 12 and Section 14 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.
Section 10. Remarketing Agent’s Performance; Duty of Care.
     The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transactions Documents. In the absence of willful misconduct, bad faith or gross negligence on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it which purports to conform to the requirements hereunder as to the truth of the statements expressed therein. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Remarketed Senior Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Remarketed Senior Notes, and it shall rely solely upon timely written notice from the Company pursuant to Section 2(a) hereof as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent shall not incur any liability under this Agreement to any beneficial owner or holder of Remarketed Senior Notes, or other securities, either in its individual capacity or as Remarketing Agent, as the case may be, for any action or failure to act in connection with the Remarketing of the Remarketed Senior Notes or otherwise in connection with the transactions contemplated by this Agreement, except to the extent that such liability has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or from its failure to fulfill its express obligations hereunder. The provisions of this Section 10 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent notwithstanding its resignation or removal. The Remarketing Agent will act as the agent of the Holders.
Section 11. Indemnification.
     (a) The Company will indemnify and hold harmless the Remarketing Agent, against any losses, claims, damages or liabilities to which the Remarketing Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendments or supplement thereto, or any related Preliminary Prospectus or preliminary prospectus supplement, any other Time of Sale Information, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Agent for any legal expenses of one counsel (in addition to any local counsel) engaged reasonably incurred by the Remarketing Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein.
     (b) The Remarketing Agent will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related Preliminary Prospectus or Preliminary Prospectus supplement, or any related Preliminary Prospectus or preliminary prospectus supplement, any other Time of Sale Information, any Issuer Free Writing Prospectus, or any other Remarketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided that in no case will the Remarketing Agent be liable or responsible for any amount in excess of the fee paid to the Remarketing Agent pursuant to Section 4.
     (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by the Remarketing Agent. In case any such action shall be brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (as set forth below). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or the indemnified party which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
Section 12. Contribution.
     (a) If the indemnification provided for in Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Sections 11(a) or 11(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the offering of the Remarketed Senior Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements of omissions which resulted in such losses, claims, damages or liabilities as well as any relevant equitable considerations. The relative benefits received by the Company on one hand and the Remarketing Agent on the other hand in connection with the Remarketing shall be deemed to be in the same proportions as the total net proceeds of the Remarketed Senior Notes less the fee paid to the Remarketing Agent on the one hand and the fee paid to the Remarketing Agent on the other hand bear to the total net proceeds of the Remarketed Senior Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this subsection (a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subsection (a), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (b) The obligations of the Company under Section 11 and this Section 12 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Remarketing Agent and to each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act; and the obligations of the Remarketing Agent under Section 11 and this Section 12 shall be in addition to any liability which the Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
     (c) The indemnity and contribution provisions contained in Section 11 and this Section 12 and the representations, warranties and other statements of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Remarketing Agent or any person controlling the Remarketing Agent, or the Company, its officers or director or any controlling person of the Company, and the completion of the Remarketing.
Section 13. Persons Entitled to Benefit of Agreement.
     This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that:
     (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act; and
     (y) the indemnity agreement of the Remarketing Agent contained in Section 11(b) of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act.
     Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 14. Governing Law; Submission to Jurisdiction.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     The Company irrevocably:
     (i) agrees that any legal suit, action or proceeding against the Company brought by the Remarketing Agent or by any person who controls the Remarketing Agent arising out of or based upon this Agreement or the transactions contemplated hereby or thereby may be instituted in the federal district court for the Southern District of New York and the New York County Court;
     (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and
     (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby or thereby which may be instituted in the federal district court for the Southern District of New York and the New York County Court by the Remarketing Agent or by any person who controls the Remarketing Agent, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable.
     The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
Section 15. Survival.
     The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
Section 16. Successors and Assigns.
     The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other

Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.
Section 17. Headings.
     Section headings have been inserted in this Agreement as a matter of convenience of reference only, and such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.
Section 18. Severability.
     If any provision of this Agreement is invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.
Section 19. Counterparts.
     This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.
Section 20. Amendments.
     This Agreement may be amended only by an instrument in writing signed by the Company and the Remarketing Agent.
Section 21. Notices.
     Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103, fax number: (626) 304-2251, Attention: Susan C. Miller, Esq., Senior Vice President, General Counsel and Secretary; if to the Remarketing Agent, to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081); Attention: Investment Grade Syndicate Desk; if to the Collateral Agent, to The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, CA, 90017, fax number: (213) 630-6298, Attention: Corporate Trust Administration; and if to the Purchase Contract Agent, to The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, CA, 90017, fax number: (213) 630-6298, Attention: Corporate Trust Administration or to such other address as any of the above shall specify to the others in writing.

Section 22. Waiver of Jury Trial.
     THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.
Section 23. Rights of Purchase Contract Agent.
     For the avoidance of doubt, in acknowledging this Agreement, the Purchase Contract Agent shall have the rights, protections and immunities given to it under the Purchase Contract and Pledge Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

AVERY DENNISON CORPORATION

By:	/s/ Karyn E. Rodriguez Name: Karyn E. Rodriguez
	Title:	Vice President and Treasurer
of Avery Dennison Corporation
[Remarketing Agreement]

J.P. Morgan Securities LLC, as Remarketing Agent

By:	/s/ Stephen L. Sheiner Name: Stephen L. Sheiner
Title: Executive Director
ACKNOWLEDGED:
The Bank of New York Mellon Trust Company, N.A., not individually but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By:	/s/ Alex Briffett Name: John A. (Alex) Briffett
Title: Authorized Signatory
[Remarketing Agreement]

Schedule 1
Significant Subsidiaries of the Company

Name	Jurisdiction

Avery Dennison Office Products Company	Nevada
AD Materials Europe Gmbh	Switzerland